Exhibit 4.95

Changshu Wanguo Yunfeng Data Science & Technology

Co., Ltd.

Changshu Yuntu Huichuang Data Technology Co., Ltd.

and

Global Data Solutions Co., Ltd.

with regards to

Changshu Yuntu Huichuang Data Technology Co., Ltd.

Voting Proxy Agreement

Date: September 30, 2025

Voting Proxy Agreement

This Voting Proxy Agreement (the "Agreement”) is entered into on September 30, 2025 in Shanghai, the People’s Republic of China (“China”) by and among:

(1)	Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd. (hereinafter referred to as “Asset Company”)

Registered Address: Room 202, Building C3, No. 8 Wangwan North Road, Changshu Economic and Technological Development Zone;

Legal Representative: Wang Haiming.

(2)Changshu Yuntu Huichuang Data Technology Co., Ltd. (hereinafter referred to as “Company”)

Registered Address: Room 202, Building C3, No. 8 Wangwan North Road, Changshu Economic and Technological Development Zone, Changshu City, Suzhou City, Jiangsu Province;

Legal Representative: Zhang Kejing.

(3)Global Data Solutions Co., Ltd. (hereinafter referred to as “Shareholder”)

Registered Address: Unit A0503-1, International Science Park, No. 1355 Jinji Lake Avenue, Suzhou Industrial Park;

Legal Representative: Chen Yilin.

(In this Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

1.	As of the execution date of this Agreement, the Shareholder is the registered shareholder of the Company and in possession of all the equity interests of the Company;
2.

The Shareholder intends to authorize the Asset Company or an individual designated by the Asset Company as its voting attorney to exercise its voting right in the Company (including the shareholders’ voting rights formed due to any form of capital increase during the term of this Agreement), and the Asset Company intends to accept such entrustment by itself or through a designated individual.

Now, therefore, the Parties reach an agreement as follows through amicable negotiation:

Article 1 Voting Proxy

1.1	The Shareholder hereby irrevocably undertakes that, during the term of this Agreement and subject to the provisions of Article 1.2 hereof, it will execute a Power of Attorney in the form and substance as set forth in Annex I hereto, authorizing the Asset Company or its designated individual at that time (the “Attorney”) to exercise the following rights enjoyed by the Shareholder as the holder of the Company’s equity interests pursuant to the then-effective articles of association of the Company (hereinafter collectively referred to as the “Authorized Rights”):

(1)

Right to exercise, on behalf of the Shareholder, voting rights on all matters requiring shareholder resolution, including but not limited to appointing and electing the directors and other senior management personnel of the Company who should be appointed and removed by the shareholder, and selling or transferring all or part of the Shareholder’s equity interests in the Company;

(2)	Other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated after the amendment of such articles);
(3)

Right to execute, as the Shareholder’s agent on behalf of the Shareholder, any documents that the Shareholder has the right to sign in its capacity as a shareholder (including signing any necessary documents when the relevant parties transfer equity or otherwise dispose of it according to the Exclusive Call Option Agreement and the Equity Interest Pledge Agreement (including amendments, supplements or restatements thereof from time to time)) and to handle any required government approvals, registrations, filings and other procedures;

(4)	Right to submit documents to the relevant business registration authority for filing and archiving on behalf of the Shareholder; and
(5)

Other voting rights that should be enjoyed by the Shareholder as stipulated by PRC law (including the then-effective laws, administrative regulations, departmental rules, local regulations, judicial interpretations and other binding normative documents of the PRC, hereinafter collectively referred to as “PRC Law”).

1.2

When and only when the Asset Company issues a written notice to the Shareholder requesting the dismissal and replacement of the Attorney shall the Shareholder immediately revoke the assignment of the current Attorney under this Agreement and authorize another individual designated by the Asset Company at the time to exercise the Authorized Rights in accordance with the stipulations of this Agreement; the new authorization shall replace the original authorization immediately. Except for this, the Shareholder shall under no other circumstances revoke the authorization to the Attorney.

1.3	the Asset Company shall ensure the Attorney fulfills his/her authorized duties within the scope of authorization under this Agreement with due diligence and caution; all documents signed by the Attorney regarding the above-mentioned authorized matters shall be deemed as signed by the Shareholder; the Shareholder shall acknowledge and be held liable for any legal consequence arising from the Attorney's exercise of the above-mentioned Authorized Rights.

1.4

The Shareholder hereby confirms that the Attorney does not have to consult with the Shareholder before making decisions during his/her exercise of the above-mentioned Authorized Rights. The Asset Company shall nonetheless ensure that the Attorney will inform the Shareholder of any such decision in a timely manner once the decision is made.

Article 2 Right to Information

The Attorney shall, for the purpose of exercising the Authorized Rights under this Agreement, have the right to access the relevant information of the Company concerning its operation, business, clients, finance, and employees, and to review the relevant materials of the Company. The Company shall give full cooperation in this regard.

Article 3 Exercise of Authorized Rights

3.1

The Shareholder and the Company shall give full assistance to facilitate the Attorney's exercise of the Authorized Rights, including prompt execution of the decisions made by the Attorney with regards to the Company and other pertinent legal documents when necessary (e.g., the documents required to be submitted to government authorities for examination and approval, registration, and/or filing).

3.2

If, at any time during the term of this Agreement, the grant or exercise of the Authorized Rights under this Agreement is unenforceable for any reason (except for breach of this Agreement by the Shareholder or the Company), the Parties shall immediately seek an alternative scheme most similar to the unenforceable one, and enter into a supplementary agreement to make modifications or adjustments to the provisions of this Agreement when necessary, in order to ensure the continuous fulfillment of the purpose of this Agreement.

Article 4 Exemption and Compensation

4.1

The Parties acknowledge that the Asset Company shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to the exercise of the Authorized Rights by the Attorney designated by the Asset Company under this Agreement.

4.2	The Company and the Shareholder agree to indemnify the Asset Company and hold it harmless against all losses incurred or likely to incur due to the exercise of the

Authorized Rights by the Attorney designated by the Asset Company, including but not limited to any loss resulting from any litigation, demand, arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, losses incurred due to willful misconduct or gross negligence of the Attorney shall not be compensated.

Article 5 Representations and Warranties

5.1	The Shareholder hereby represents and warrants that:

5.1.1It is a limited liability company duly incorporated and validly existing under the PRC Law as an independent legal person. It has complete, independent legal status and legal capacity to sign, deliver and perform this Agreement and can independently act as a litigant in proceedings.

5.1.2It has full capacity, power and authority to sign and deliver this Agreement and all other documents related to the transaction referred to in this Agreement, and has full capacity, power and authority to complete the transaction referred to in this Agreement.

5.1.3This Agreement is executed and delivered by the Shareholder lawfully and properly; this Agreement constitutes legal and binding obligations on it and is enforceable on it in accordance with the terms and conditions hereof.

5.1.4The Shareholder is the sole legal registered shareholder of the Company as of the effective date of this Agreement, and except the rights created by this Agreement, the Equity Interest Pledge Agreement executed between it and the Asset Company (including amendments, supplements or restatements thereof from time to time), and the Exclusive Call Option Agreement executed among it, the Company and the Asset Company (including amendments, supplements or restatements thereof from time to time), there exists no third party right on the Authorized Rights. Pursuant to this Agreement, the Attorney may fully and sufficiently exercise the Authorized Rights in accordance with the effective articles of incorporation of the Company.

5.1.5Without the consent of the Asset Company, the Shareholder shall not take any action to propose, assert or demand the amendment, revision, termination or any other change to the articles of association of the Company.

5.2	The Asset Company and the Company hereby respectively represents and warrants that:

5.2.1It is a limited liability company duly incorporated and validly existing under the PRC Law as an independent legal person. It has complete, independent legal status and legal capacity to sign, deliver and perform this Agreement, and can independently act as a litigant in proceedings.

5.2.2It has full internal power and authority to sign and deliver the documents to be executed by it related to the transaction referred to in this Agreement, and has full internal power and authority to complete the transaction referred to in this Agreement.

5.3

The Company further represents and warranties that the Shareholder is the sole legal registered shareholder of the Company on the effective date of this Agreement. Except the rights created by this Agreement, the Equity Interest Pledge Agreement executed between the Shareholder and the Asset Company (including amendments, supplements or restatements thereof from time to time), and the Exclusive Call Option Agreement executed among it, the Shareholder and the Asset Company (including amendments, supplements or restatements thereof from time to time), there are no third-party rights over the Authorized Rights. Pursuant to this Agreement, the Attorney may fully and sufficiently exercise the Authorized Rights in accordance with the effective articles of incorporation of the Company.

5.4

The Company hereby irrevocably undertakes to the Asset Company that, once it knows or should know of any situation where the Company’s equity interests held by the Shareholder may be transferred to any third party other than the Asset Company or a person or entity designated by the Asset Company due to applicable law, or a judgment or ruling of a court or arbitration institution, or for any other reason, it shall immediately and without delay notify the Asset Company.

Article 6 Term of Agreement

6.1

This Agreement takes effect as of the date of due execution of all the Parties hereto, unless terminated in advance by written agreement among all Parties or in accordance with Article 9.1 of this Agreement.

6.2

If the Shareholder transfers all of its equity interests in the Company with prior consent of the Asset Company, it will cease to be a Party of this Agreement from the time when it has completed its relevant assistance obligations under this Agreement, all relevant necessary documents have been duly signed, and relevant internal company procedures and government approval, registration, filing and other procedures have been completed (but it shall still be bound by Articles 4, 5.1, 6, 7, 8, 9 and 10 hereof) while the obligations and undertakings of the other Parties shall not be negatively affected.

Article 7 Notice

7.1

All notices or other correspondences among the Parties in connection with the performance of the rights and obligations under this Agreement shall be in writing and be delivered in person, by registered mail, postage prepaid mail, recognized express mail to the Party concerned.

7.2

If any of such notices or other correspondences is transmitted by facsimile or telex, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be deemed delivered five (5) days after dispatch.

Article 8 Confidentiality Obligations

8.1

Regardless of whether this Agreement is terminated or not, the Parties shall be under the obligation to keep strictly confidential any business secrets, proprietary information, client information and other related materials of the other Parties, as well as any other non-public information of any other Party (collectively the “Confidential Information”) obtained during the execution and performance of this Agreement. Except with the prior written consent of the other Party or as required to be disclosed by relevant laws and regulations, securities listing rules, rules or regulations of a stock exchange, or orders of any relevant government department, competent authority, or court, the Party receiving the Confidential Information (referred to as the “Receiving Party”) shall not disclose, give, or transfer the Confidential Information or any part thereof to any third party; except for the purpose of performing this Agreement, the Receiving Party shall not use or indirectly use the Confidential Information or any part thereof for any purpose.

8.2	The following information shall not be considered Confidential Information:
8.2.1	Any information that the Receiving Party had previously known through legal means, as evidenced in writing;
8.2.2	Information that has entered the public domain or become known to the public due to other reasons not attributable to the fault of the Receiving Party; or
8.2.3	Information that the Receiving Party lawfully obtains from other sources after receiving the Confidential Information.
8.3

The Receiving Party may disclose Confidential Information to its or its affiliates' relevant employees, agents, lenders or potential lenders (including agents or trustees of lenders), financing arrangers or potential financing arrangers, and professionals engaged by the aforementioned entities, provided that the Receiving Party shall ensure that the aforementioned personnel are also bound by this Agreement or (with respect to any lender (including agents or trustees of lenders), financing arrangers) separately signed relevant confidentiality agreements to keep the Confidential Information confidential and use such Confidential Information only for the purpose of performing this Agreement.

8.4	The Parties agree that, regardless of any change, rescission or termination of this Agreement, this Article 8 shall remain in effect.

Article 9 Breach of Agreement

9.1

The Parties agree and acknowledge that, any substantial violation of any provision under this Agreement, or substantially non-performance of this Agreement by a Party (the “Breaching Party”) constitutes a breach of the Agreement (the “Breach of Agreement”). Any of the non-breaching Parties (the “Non-breaching Parties”) shall be entitled to require the Breaching Party to correct or take remedial measures within a reasonable time limit. Where the Breaching Party fails to take any remedy measures in a reasonable time limit required by the Non-breaching Party or within 10 days after the written notice of the Non-breaching Party, if the Breaching Party is the Shareholder or the Company, then the Non-breaching Party has the right to take any of the following measures at its discretion: (1) terminating this Agreement and requiring full compensation from the Breaching Party; or (2) requiring the compulsory performance of the obligations of and full compensation from the Breaching Party under this Agreement; if the Breaching Party is the Asset Company, then the Non-breaching Party has the right to require the compulsory performance of the obligations of and full compensation from the Breaching Party under this Agreement.

9.2

The Parties agree and acknowledge that the Shareholder or the Company shall under no circumstances prematurely terminate this Agreement for whatever reasons, unless otherwise specified in this Agreement or required by law.

9.3	Notwithstanding any other provisions herein, the effectiveness of this Article shall survive the suspension or termination of this Agreement.

Article 10 Miscellaneous

10.1	This Agreement is made in triplicate (3 copies), with each Party holding a copy.
10.2	The conclusion, validity, performance, amendment, interpretation and termination of this Agreement are governed by the PRC Law.
10.3

The Parties shall strive to settle any dispute or conflicts arising from or in connection with this Agreement through amicable negotiation. If the discrepancies cannot be solved by negotiations within thirty (30) days, they should be submitted to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the commission's arbitration rules in Shanghai. The award of the arbitration shall be final and binding on the Parties.

10.4

Any right, power or remedy granted to a Party by one term of this Agreement does not exclude the Party from any right, power or remedy granted by other terms or laws and regulations; the exercise of any right, power or remedy by a Party shall not preclude the Party's exercise of its other rights, powers or remedies.

10.5

No failure or delay by any Party in exercising any right, power or remedy (the “Said Party’s Rights”) provided by law or under this Agreement shall be construed as a waiver of it and no single or partial wavier of any Said Party’s Rights shall preclude any other or further exercise of it or the exercise of any other Said Party’s Rights.

10.6

The headings hereof have been inserted for convenience of reference only, under no circumstances shall such headings be construed to affect the meaning, construction or effectiveness of this Agreement.

10.7

The provisions of this Agreement are severable and independent to one another. If at any time one or several articles herein shall be deemed invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

10.8	Any amendment or supplement of this Agreement shall be made in writing and duly executed by all Parties herein before taking effect.
10.9

Without prior written permission from the Asset Company, the other Parties shall not transfer any of its rights and/or obligations under this Agreement to any third party. Other Parties agree that, subject to prior reasonable written notice to the other Parties, the Asset Company has the right to unilaterally transfer any rights and/or obligations under this Agreement to any third party.

10.10	This Agreement is binding on all the Parties herein and their respective lawful successors and assignees.

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Signature page

In witness whereof, this Voting Proxy Agreement is entered into by the following Parties on the date and at the place first above written.

Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd.

(Seal)

Signature:
Name:
Title:

Changshu Yuntu Huichuang Data Technology Co., Ltd.

(Seal)

Signature:
Name:
Title:

Global Data Solutions Co., Ltd.

(Seal)

Signature:
Name:
Title:

Signature page to Voting Proxy Agreement

Annex I

Power of Attorney

This Power of Attorney (hereinafter referred to as “this Authorization”) is executed on ______________ by Global Data Solutions Co., Ltd. (hereinafter referred to as the “Principal”) in favor of ______________ (hereinafter referred to as the “Attorney”).

WHEREAS, the Principal, Changshu Yuntu Huichuang Data Technology Co., Ltd. (the “Company”), and Changshu Wanguo Yunfeng Data Science & Technology Co., Ltd. (the “Asset Company”) entered into a Voting Proxy Agreement on ______________ (the “Voting Proxy Agreement”), the Principal hereby grants to the Attorney a general power of attorney to act as the Principal’s agent, on behalf of the Company, and exercise the following rights enjoyed by the Principal as the shareholder of the Company:

(1)

Right to exercise, on behalf of the Principal, voting rights on all matters requiring shareholder resolution, including but not limited to appointing and electing the directors and other senior management personnel of the Company who should be appointed and removed by the shareholder, and selling or transferring all or part of the Principal’s equity interests in the Company;

(2)	Other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated after the amendment of such articles);
(3)

Right to execute, as the Principal’s agent on behalf of the Principal, any documents that the Principal has the right to sign in its capacity as a shareholder (including signing any necessary documents when the relevant parties transfer equity or otherwise dispose of it according to the Exclusive Call Option Agreement and the Equity Interest Pledge Agreement (including amendments, supplements or restatements thereof from time to time)) and to handle any required government approvals, registrations, filings and other procedures.

The Principal hereby irrevocably confirms that, unless the Principal issues an instruction to replace the Attorney, this Authorization shall remain in full force and effect until the expiration or early termination of the Voting Proxy Agreement.

IN WITNESS WHEREOF, this Power of Attorney is executed as follows.

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Annex to the Voting Proxy Agreement

Name of the Shareholder:

Global Data Solutions Co., Ltd.
(Seal)

Signature of Legal Representative:

Date:

Annex to the Voting Proxy Agreement